Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2017 relating to the financial statements, which appears in General Moly’s Annual Report on Form 10-K for the year-ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Salt Lake City, Utah
April 12, 2017